Exhibit 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

      We have issued our report dated February 3, 1999, accompanying the 1998 financial statements (not presented separately herein) of TVG, Inc. included in the Annual Report of Professional Detailing, Inc. on Form 10-K for the year ended December 31, 2000. We consent to the incorporation by reference of the aforementioned report in this Registration Statement of Professional Detailing, Inc. on Form S-8.


                                        /s/ Grant Thornton LLP

Philadelphia, Pennsylvania
May 9, 2001